UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020

SPERO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts (Address of principal executive offices)		02139 (Zip Code)

Registrant’s telephone number, including area code: (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2020, the Board of Directors (the “Board”) of Spero Therapeutics, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Scott Jackson to the Board, effective as of April 16, 2020. Mr. Jackson will serve as a Class I Director for the remainder of the Class I term, which is up for reelection at the Company’s 2021 annual meeting of stockholders. The Board has not yet determined on which Board committees Mr. Jackson will serve. The Board also approved an increase in the size of the Board from seven members to eight members, pursuant to Article II, Section 2.2 of the Company’s Amended and Restated Bylaws.

Mr. Jackson has more than thirty years of corporate leadership experience within the pharmaceutical and biotechnology industry, most recently serving as the Chief Executive Officer and a member of the Board of Directors of Celator Pharmaceuticals, Inc. until it was acquired by Jazz Pharmaceuticals plc in 2016. Prior to joining Celator Pharmaceuticals, Mr. Jackson held positions of increasing responsibility in sales, marketing and commercial development at multiple companies, including Eli Lilly & Company, SmithKline Beecham plc, ImClone Systems Incorporated, Centocor, Inc., a division of Johnson & Johnson, Eximias Pharmaceutical Corporation and YM BioSciences Inc. Mr. Jackson presently serves on the Board of Directors of MacroGenics, Inc. and GlycoMimetics, Inc. He also served on the Board of Trustees of the Eastern Pennsylvania Chapter of The Leukemia and Lymphoma Society from March 2013 to June 2019. Mr. Jackson holds a B.S. in pharmacy from the Philadelphia College of Pharmacy and Science and an M.B.A. from the University of Notre Dame.

The Board has affirmatively determined that Mr. Jackson is an independent director pursuant to Nasdaq’s governance listing standards and those rules and regulations issued pursuant to the Securities Exchange Act of 1934, as amended. There are no arrangements or understandings between Mr. Jackson and any other person pursuant to which Mr. Jackson was appointed as a director. There are no transactions to which the Company is a party and in which Mr. Jackson has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K. Mr. Jackson has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

Mr. Jackson will be entitled to the standard compensation paid by the Company to all of its non-employee directors under the Company’s Non-Employee Director Compensation Policy, as amended (pro-rated as applicable to reflect the actual time Mr. Jackson will serve on the Board for the year), a copy of which is filed as Exhibit 10.6 to the Company’s Annual Report on Form 10-K, filed by the Company on March 16, 2020.

Mr. Jackson will also enter into an indemnification agreement in the form the Company has entered into with its other non-employee directors, which form is filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-220858), filed by the Company on October 6, 2017 and is incorporated herein by reference.

A copy of the press release announcing Mr. Jackson’s appointment to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated April 16, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPERO THERAPEUTICS, INC.

Dated: April 16, 2020	By:	/s/ Stephen DiPalma
	Name:	Stephen DiPalma
	Title:	Interim Chief Financial Officer and Treasurer